April 6, 2006

AMI Doduco, Inc.

Murray Corporate Park

1003 Corporate Drive

Export, PA 15362

Dear Sirs:

Fee Consignment and/or Purchase of Silver Agreement

We are pleased to confirm that, subject to your acceptance of this facility, THE BANK OF NOVA SCOTIA ("Scotiabank") will be prepared to deliver on an uncommitted basis, from time to time, silver upon consignment (the "Consignment(s)") to AMI DODUCO, INC. (the "Consignee" and together with Scotiabank, "the Parties") subject to availability and to the terms and conditions outlined herein and further subject to Scotiabank's absolute discretion not to deliver silver if it so decides.

Definitions. For the purposes of this Agreement:

"Dollar Value" with respect to silver shall mean, on the day of determination, the value in U.S. dollars of one troy ounce of silver determined by the Handy & Harman ("H&H") Noon price with respect to silver on such day times the number of ounces of silver, in respect of which the Dollar Value is being determined. In the event that there is no H&H price for silver on a particular day, the last established H&H price for silver shall apply.

1. Availability. Silver delivered and held on consignment hereunder from time to time by the Consignee shall not at any time have a Dollar Value which exceeds the lesser of (i) the Dollar Value of 3,000,000 troy ounces of silver and (ii) $33,000,000 U.S. (such $33,000,000 U.S. amount being the "Maximum Dollar Limit").

2. Restoration of Maximum Dollar Limit. If at any time the Dollar Value of silver held on consignment hereunder by the Consignee should exceed the Maximum Dollar Limit, then Scotiabank may at its option, by telex or telecopied notice to the Consignee, require that by the end of the Business Day immediately following the day upon which such telex or telecopied notice is given, the Consignee either:

(i) re-deliver to Scotiabank a portion of the silver held on consignment hereunder sufficient to reduce the Dollar Value of the silver continued to be held on consignment hereunder to an amount no greater than the Maximum Dollar Limit; or

(ii) purchase from Scotiabank, at the applicable H&H Noon price, a quantity of the silver held on consignment hereunder sufficient to reduce the Dollar Value of the silver held on consignment hereunder to an amount no greater than the Maximum Dollar Limit.

With respect to item (ii) above, if the parties are unable to agree to the purchase price, then the Maximum Dollar Limit shall be restored pursuant to the provisions of item (i) above.

3. Quality. Silver delivered to the Consignee and returned to Scotiabank shall be in London Good Delivery bar form and of a minimum fineness of .9999, unless otherwise mutually agreed to in advance of delivery.

4. Orders. Requests for delivery of silver will be made by an authorized representative of the Consignee to an authorized officer of Scotiabank by telephone, telex or telecopied transmission. Each request will indicate the quantity and quality of the silver to be delivered, the date on which the delivery is requested to be made and the required term of the Consignment, which term may be for up to twelve (12) months or any other lesser term which is mutually acceptable to the Parties. Unless otherwise requested by the Consignee, any silver delivered shall be of the quality set forth in paragraph 3. All telephone requests shall be confirmed in writing to Scotiabank within five (5) days of such request.

5. Deliveries by Scotiabank.

(a) If Scotiabank has agreed to make a requested delivery of silver, it will arrange for the delivery of the silver to a location acceptable to both Parties and on the date agreed upon for delivery. Scotiabank will bear the cost of such delivery and bear all risk of loss or damage to the silver until it has been delivered to the agreed upon location at which time such risk shall pass to the Consignee. Such delivery shall be accompanied by a delivery statement provided by Scotiabank setting out the quantity and quality of silver delivered.

(b) If on receipt of the silver it is determined by the Consignee that the silver delivered by Scotiabank to the Consignee is of a different quantity and/or quality than is set out in the delivery statement, the Consignee shall forthwith give notice of such discrepancy to Scotiabank. In that event, Scotiabank shall be entitled to conduct such tests and make such examination of the silver as it considers necessary or desirable. If such tests or examinations determine that the silver delivered by Scotiabank to the Consignee is of a different quantity and/or quality than was set out in the said delivery statement, then Scotiabank or the Consignee, as the case may be, shall make the appropriate adjustments.

(c) Absent manifest error, unless Scotiabank receives from the Consignee the above described notice of discrepancy within fifteen (15) days of receipt of the silver, then the silver delivered will be deemed to be as set out in the delivery statement that accompanied the delivery.

Business Day. For the purposes of this Agreement, "Business Day" shall mean any day, other than a Saturday, a Sunday or a day that banks are lawfully closed for business in Toronto, Canada or New York, New York, or in the case of any location to which silver is to be delivered or received, a day that transactions cannot be carried out at such location.

6. Consignment Fee.

(a) The Consignee will pay monthly and on the last day of a Consignment term, in arrears, to Scotiabank as a consignment fee in respect of the applicable Consignment an amount which shall accrue from day to day for the actual number of days elapsed and shall be calculated daily on the daily Dollar Value of the silver making up the applicable Consignment at such rate as may be agreed upon by the Consignee and Scotiabank at the time of each Consignment request or request for renewal, which rate shall remain in effect for the term of the applicable Consignment. In the event that a Consignment is made with no fixed Consignment term applicable thereto, then the rate applicable to such Consignment shall be as agreed upon by the Parties and subject to change upon two (2) Business Days' notice to the Consignee. In the event that the Consignee and Scotiabank should fail at any time to agree upon the rate to apply to a Consignment or the renewal of a Consignment term, then the Consignee shall immediately deliver the subject silver for which there is no agreement to Scotiabank, as provided for in paragraph 24 hereof.

Notwithstanding the foregoing or any other provisions in this Agreement, any renewal of a Consignment term requested by the Consignee shall be at Scotiabank's option and subject to Scotiabank's absolute discretion not to renew a Consignment term if it so decides. Any Consignment the term of which is not renewed shall be immediately re-delivered to Scotiabank in accordance with the terms of this Agreement.

(b) All rates in this Agreement shall be calculated on the basis of a 360 day year and for the actual number of days elapsed.

7. Title.

(a) Title to the silver delivered by Scotiabank and held by the Consignee on consignment for Scotiabank will remain with Scotiabank and will not pass to the Consignee until such time as the silver is purchased by the Consignee as provided for in paragraphs 10, 11 and 7(b) hereof. In the event that only a portion of a Consignment is purchased, then title as pertains to that portion only will transfer to the Consignee.

(b) Title to the silver purchased by the Consignee as provided for in paragraphs 10 and 11 hereof will pass to the Consignee upon receipt by Scotiabank of all funds due to it from the Consignee in payment for the silver purchased.

8. Commingling. The Consignee and Scotiabank agree that the Consignee shall be permitted, in the ordinary course of its business as now being conducted, to commingle the silver held on consignment for Scotiabank with any other silver or silver containing alloys being held by the Consignee on consignment, safekeeping, or trust, or with silver or silver containing alloys owned by the Consignee.

9. Safekeeping. Until such time as the silver received from Scotiabank has been returned to Scotiabank, or purchased by the Consignee, as hereinafter provided, the Consignee will afford the silver no less safekeeping protection than it affords silver held for its own account. The Consignee will arrange insurance coverage, reasonably acceptable to Scotiabank, on the silver held on consignment for Scotiabank by the Consignee in such amounts and covering such risks as is usually carried by companies engaged in a similar business and the Consignee shall, upon request, deliver to Scotiabank a copy of all policies for such insurance.

10. Purchase Request. If the Consignee wishes to purchase part or all of the silver held hereunder on consignment for Scotiabank, an authorized representative of the Consignee will make a request to an authorized officer of Scotiabank by telephone, telex or telecopied transmission stating the quantity and quality of silver to be purchased and the proposed value date of the purchase. Scotiabank will send Consignee written confirmation of all telephone requests and Consignee shall send Scotiabank written acknowledgement of such confirmation within five (5) days of receipt.

11. Purchase. Provided that no Event of Default exists, and subject to the provisions of paragraph 31 hereof, Scotiabank, by its authorized officer, shall provide an authorized representative of the Consignee at least two (2) business days (or such lesser period as Scotiabank may accommodate) prior to the proposed value date with a quotation (based on the H&H Noon price with respect to silver) of the value date price of the silver to be purchased. If the authorized representative of the Consignee agrees to such quotation, such quantity of silver will thereupon be conclusively deemed to have been contracted for purchase, with payment of the purchase price to be made on the agreed upon value date.

12. Security. As continuing collateral security for the present and future indebtedness and liability of the Consignee to Scotiabank hereunder, Technitrol, Inc. (the "Guarantor") hereby guarantees (the "Guarantee") the present and future indebtedness and liability incurred by the Consignee to Scotiabank hereunder.

13. Invoices.

(a) In the case of a Consignment, Scotiabank will furnish the Consignee, as at the 22nd day of each month and as at the last day of a Consignment term, with a statement of the quantity and quality of silver held on consignment for Scotiabank and a calculation of the consignment fee in accordance with paragraph 6 hereof payable by the Consignee, together with an invoice for such charges.

(b) In the case of purchases, Scotiabank will furnish the Consignee promptly after each purchase is agreed to with a statement setting forth the quantity and quality of the silver sold, and a calculation of the purchase price payable by the Consignee, together with an invoice for such purchase price.

(c) Failure by Scotiabank to issue a statement and/or an invoice or failure to issue such statement and/or invoice in a timely manner, does not negate the Consignee's obligation to pay amounts due under this Agreement.

(d) If there is a discrepancy between the statement provided by Scotiabank and the agreed to terms of the purchase by the Consignee, as the Consignee understands them to be, the Consignee shall forthwith notify Scotiabank of such discrepancy. Absent manifest error, if such notification is not received by Scotiabank within fifteen (15) days of receipt of the statement by the Consignee then such statement shall be deemed to be correct.

14. Payments. Payment of the consignment fee will be made by the Consignee within ten (10) Business Days following the 22nd day of each month and on the last day of a Consignment term. Payment of the purchase price of the silver will be made on the value date determined by the H&H Noon price with respect to silver plus a premium of $0.015 per ounce on such day times the number of ounces of silver which is the subject of the relevant purchase transaction (in the event that there is no H&H price for silver on a particular day, the last established H&H price for silver shall apply). In either case, payment will be made in U.S. dollars in same day funds by any method mutually agreed upon from time to time. If an amount payable hereunder is not paid when due, the Consignee will pay interest on the unpaid amount, based on a 360 day year, calculated and payable upon demand for the actual number of days elapsed and compounded monthly until paid in full, at Scotiabank's U.S. dollar base rate as quoted in New York from time to time for U.S. dollar commercial loans made by Scotiabank in the United States of America and being a variable rate of interest adjusted automatically upon change by Scotiabank plus 1% per annum.

15. Reports. In the event that the Guarantor's financial statements are no longer publicly available, the Guarantor will begin sending to Scotiabank quarterly and annual audited financial statements within ninety (90) days of the end of each fiscal quarter and any other information as Scotiabank may reasonably request from time to time.

16. Period of Agreement. Any party to this Agreement may, for any reason, and upon no less than thirty (30) days' written notice to the other party (the "Termination Notice") terminate this Agreement. Such termination to be effective, except as hereinafter provided, as of the date specified in such Termination Notice (such date being the "Termination Date"). Notwithstanding the above, in the event that any term of a Consignment should extend beyond the Termination Date, termination with respect to that Consignment only shall be effective on the maturity date applicable to such Consignment. For all other Consignments, termination shall be effective on the Termination Date. On the relevant effective date for termination, the Consignee shall, if it has not already done so, re-deliver to Scotiabank all silver which is held for Scotiabank by the Consignee under the relevant terminated Consignments by either physically delivering the silver to Scotiabank, or by purchasing the silver from Scotiabank as provided for in paragraphs 10 and 11 hereof and shall pay to Scotiabank all applicable amounts due and accruing to it hereunder. If an Event of Default should occur prior to the Termination Date specified in any Termination Notice or prior to any other applicable date of termination for a Consignment, Scotiabank's right to terminate this Agreement and make demand hereunder shall take effect immediately.

17. Events of Default. Upon the occurrence of any one of the following events of default (an "Event of Default"):

(a) failure by the Consignee to deliver any amount of silver or pay any Purchase Price, consignment fees, interest or other amounts in respect of any silver held on consignment hereunder or purchased from Scotiabank, within five (5) Business Days of the date on which it is due hereunder; provided that such five (5) Business Day grace period shall have no application where a Termination Notice pursuant to paragraph 16 above has been given and the Consignee has failed to re-deliver silver or pay amounts due and accruing as required by such paragraph;

(b) failure by the Consignee to restore the Maximum Dollar Limit as required by paragraph 2;

(c) the Consignee makes any representation or warranty hereunder which is incorrect in any material respect; or breaches any covenant hereunder or fails to perform or observe, in any material respect, any other term or provision contained in this Agreement and any such breach of covenant or failure to perform or observe shall remain unremedied for fifteen (15) days after written notice thereof has been given by Scotiabank to the Consignee in the manner provided for in paragraph 23 hereof;

(d) a materially adverse change occurs in the financial condition of the Consignee or the Guarantor which gives reasonable grounds to conclude that the Consignee or the Guarantor will be unable to perform or observe, in the normal course, its obligations under this Agreement or the Guarantee, as applicable;

(e) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceedings for the relief of debtors and/or creditors are instituted by or against the Consignee or the Guarantor, and, in the case of any such proceeding instituted against the Consignee or the Guarantor (but not instituted by such party), either such proceeding shall remain undismissed, or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(f) an order is made or an effective resolution passed for the winding-up or liquidation of the Consignee or the Guarantor; or any steps are taken to enforce any encumbrance on the whole or any material part of the undertaking, property or assets of the Consignee or the Guarantor;

(g) the occurrence of any Event of Default as defined in that certain Credit Agreement dated as of October 14, 2005 (the "Credit Agreement") by and among the Guarantor, the Consignee and certain other subsidiaries of the Guarantor, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. Singapore Branch as Singapore Administrative Agent, and the Lenders (all as defined in the Credit Agreement), as the same may be amended and/or amended and restated from time to time, that causes the Administrative Agent to declare any or all of the Obligations (as defined in the Credit Agreement) to be immediately due and payable. Such Credit Agreement Events of Default (together with related definitions and ancillary provisions) shall, for as long as this Agreement has not been terminated and is in full force and effect, be a part of and are hereby incorporated into this Agreement by reference, mutatis mutandis, as if such Events of Default were set forth in this Agreement in full, without regard to any termination of such Credit Agreement. Insofar as any provisions of the Credit Agreement's Events of Default conflict with or are inconsistent with any provisions of the Events of Default of this Agreement, then the provisions of this Agreement shall govern to the extent of the conflict or inconsistency, provided that the non-inclusion of a provision in either document shall not constitute a conflict or inconsistency for the purposes of this provision;

(h) the Guarantor denies, to any extent, its obligations under the Guarantee or claims the Guarantee to be invalid or withdrawn in whole or in part; or the Guarantee is determined to be invalid in whole or in part by a court or other judicial entity, or is invalidated in whole or in part by any Act, regulation or governmental action; or the Guarantor breaches any of its covenants as contained in its Guarantee, or makes any representation or warranty as contained in its Guarantee which is incorrect in any material respect;

Scotiabank may terminate this Agreement and, upon making a demand in writing upon the Consignee, will become entitled to have the Consignee deliver to Scotiabank forthwith all silver held by the Consignee on consignment for Scotiabank hereunder and shall be entitled to receive payment forthwith from the Consignee of all amounts due and accruing to Scotiabank hereunder. Delivery of such silver shall be made by either physically delivering the silver to Scotiabank or by paying to Scotiabank the applicable H&H Noon price of the silver then held by the Consignee as of the date and time of termination and by so paying such amount, the Consignee shall be deemed to have purchased the silver which it was required to re-deliver to Scotiabank. If the Consignee fails to immediately deliver to Scotiabank all such silver held on consignment hereunder or fails to immediately pay to Scotiabank all other amounts due to it hereunder, Scotiabank may proceed to take such steps as it deems fit, including realizing upon any security it holds in that respect.

18. Corporate Authority At the time of acceptance of this Agreement, the Consignee will furnish Scotiabank a certificate of the Secretary of each of the Consignee and the Guarantor setting out the names and specimen signatures of those officers authorized to sign this Agreement on behalf of the Consignee and the Guarantee on behalf of the Guarantor.

19. Authorized Representatives. The Consignee will, from time to time, notify Scotiabank in writing of the names of two or more persons who are to be its authorized representatives for the purposes hereof. Scotiabank will, from time to time, notify the Consignee in writing of the names of two or more persons who are to be its authorized officers for the purposes hereof. The Consignee and Scotiabank shall provide to each other specimen signatures of such persons.

20. Representations of the Consignee. The Consignee hereby represents and warrants to Scotiabank that it has full power and authority to purchase silver from Scotiabank and to receive and hold silver for Scotiabank on the terms and conditions contained herein; that it has obtained all necessary governmental approvals, if any, to receive and hold and purchase silver; and, that this Agreement has been duly authorized by all necessary corporate action and that the execution, delivery and performance of this Agreement by the Consignee will not result in the breach of its charter, articles of incorporation, by-laws, corporate resolutions or other of its constitutional documents.

21. Representations of Scotiabank. Scotiabank hereby represents and warrants to the Consignee that it shall have title free and clear of any encumbrance to all silver to be delivered to the Consignee under this Agreement, and that it has full power and authority to deliver and sell silver to the Consignee on the terms and conditions contained herein.

22. Covenants of the Consignee.

(a) Records: The Consignee shall maintain at its principal place of business records reasonably satisfactory to Scotiabank with respect to the silver delivered by Scotiabank hereunder, and shall permit an authorized officer of Scotiabank, or a representative not necessarily in Scotiabank's employ, to examine such records at any reasonable time during normal business hours, with reasonable prior notice.

(b) Taxes: The Consignee shall pay all taxes, customs duties, assessments and charges lawfully levied, assessed or imposed in respect of the silver held by the Consignee for Scotiabank hereunder or upon the sale of such silver by Scotiabank to the Consignee, except any tax in respect of the income of Scotiabank.

All payments by the Consignee shall be made without set-off or counterclaim and free and clear of any taxes (including any value added tax), levies, duties, charges, fees or deductions for withholdings whatsoever.

If, as a result of any requirement, it should be necessary for the Consignee to deduct or withhold any amount from any payment hereunder, then the Consignee shall make an additional payment so that the amount received by Scotiabank after such deduction or withholding equals the amount that would have been received by Scotiabank if there had been no such deduction or withholding requirement.

Evidence satisfactory to Scotiabank of the payment of any tax, etc. referred to in this paragraph will, upon the request of Scotiabank made from time to time, be provided by the Consignee to Scotiabank.

(c) Observe Laws: The Consignee shall duly observe and conform to all valid requirements of any governmental authority relative to the holding of silver by the Consignee for Scotiabank hereunder.

(d) Negative Covenants: The Consignee covenants and agrees that, until the satisfaction in full of all of the Consignee's obligations to Scotiabank hereunder, the Consignee will not, directly or indirectly, (i) create, incur, assume or suffer to exist any pledge, lien, security interest or other encumbrance of any nature whatsoever, on any of the silver held on consignment hereunder other than any security interest granted to Scotiabank; (ii) sell, lease, transfer or otherwise dispose of all or any portion of the silver held on consignment hereunder, except in the ordinary course of its business; (iii) dissolve or liquidate; or (iv) guarantee or otherwise in any way become or be responsible for obligations of any other person. Notwithstanding the previous sentence, the Consignee may from time to time guarantee the obligations of (1) Guarantor or other entities controlled by Guarantor, or (2) third parties, in the ordinary course of business which in the aggregate do not exceed $20,000,000 U.S. at any one time; provided, that, the issuance of any such guarantees shall not, individually or in the aggregate, have a material adverse effect on the business or prospects of the Consignee.

23. Notices. Any notice in writing may be given by being delivered by hand or by being sent by authenticated telex, telecopied transmission in the case of the Consignee to:

AMI Doduco, Inc.

Murray Corporate Park

1003 Corporate Drive

Export, PA 15362

Attention: Vice President of Purchasing

Fax No.: (724) 733-2880

With a copy to:

Technitrol, Inc.

1210 Northbrook Drive, Suite 470

Trevose, PA 19053

Attention: Chief Financial Officer

Fax No.: (215) 355-7397

and in the case of Scotiabank to:

The Bank of Nova Scotia

ScotiaMocatta

One Liberty Plaza, 24th Floor

New York, N.Y. 10006

U.S.A.

Attention: Director

Fax No.: (212) 912-8415

or to such other address, telex or telecopier number as may hereafter be notified in writing by the Consignee or Scotiabank, respectively and any such notice, if given by hand, authenticated telex or telecopied transmission will be deemed to have been given when delivered or sent.

If an authorized representative of the Consignee makes an oral request or gives an oral notice hereunder to Scotiabank, whether to an agent or an employee of Scotiabank then, until notice in writing by the Consignee, Scotiabank shall be entitled to rely on its dealings with the Consignee upon those oral instructions whether by telephone or otherwise. In so relying, neither Scotiabank nor any agent or employee shall incur any liability to the Consignee in acting upon such oral instructions contemplated hereby and which Scotiabank believes in good faith to have been given by a person authorized by the Consignee to effect any applicable transaction. In the event there is a discrepancy between the oral instructions and any written confirmation in respect thereof, or in the absence of receiving confirmation, the oral instructions will be deemed to be the controlling instructions.

24. Deliveries by Consignee. All deliveries of silver to be made hereunder by the Consignee to Scotiabank will be free of all liens, charges, security interests and encumbrances and made in accordance with the directions of Scotiabank or, in the absence of such directions, in a commercially acceptable manner to Scotiabank at its address set out in paragraph 23 hereunder. The Consignee shall bear the cost of such delivery and shall bear the risk of loss of or damage to such silver until delivery is made by it to Scotiabank at which time such risk shall pass to Scotiabank.

25. Indemnity Provisions. If the introduction of or any change in or in the interpretation of, or any change in its application to the Consignee of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including, without limitation, any reserve or special deposit requirement or any tax (other than tax on Scotiabank's general income), or any capital requirement, has due to Scotiabank's compliance the effect, directly or indirectly, of (i) increasing the cost to Scotiabank of performing its obligations hereunder; (ii) reducing any amount received or receivable by Scotiabank hereunder or its effective return hereunder or on its capital; or (iii) causing Scotiabank to make any payment or to forgo any return based on any amount received or receivable by Scotiabank hereunder, then upon demand from time to time the Consignee shall pay such amount as shall compensate Scotiabank for any such cost, reduction, payment or forgone return. The Consignee agrees that Scotiabank shall have no liability to the Consignee for any reason in respect of this facility other than on account of Scotiabank's gross negligence or willful misconduct.

26. Assignment. The Consignee may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Scotiabank, which consent shall not be unreasonably withheld. Scotiabank may at any time assign or transfer all or any of its rights and/or obligations hereunder, provided such assignment or transfer is to its successors in title or to a wholly-owned subsidiary or a branch or office of Scotiabank and each such assignee being entitled to rely on the paragraph headed Indemnity Provisions as set out above.

27. Laws. This Agreement will be interpreted and governed in all respect by the laws of the State of New York.

28. Amendments. This Agreement constitutes the entire Agreement between the Consignee and Scotiabank in respect of the subject matter hereof and may only be amended by a document signed by the Consignee and Scotiabank.

29. Judgment Currency. All payments made under this Agreement or resulting from any judgment relating to this Agreement shall be made in U.S. Dollars.

30. Force Majeure. If Scotiabank is prevented from or hindered in making delivery of silver or the making of delivery is delayed by reason of force majeure (which shall be deemed for this purpose to include war, civil commotion, act of terrorism, hijacking, strike, walkout, industrial dispute, fire, explosion, storm, tempest, flood, act or omission of any governmental, licensing or other similar body or of a person or body for the time being exercising the power and authority of such body (whether in Canada, the United States of America or elsewhere) or any further cause not within the direct control of Scotiabank) Scotiabank shall be under no liability whatsoever in respect thereof and the time for delivery by Scotiabank shall be extended for a period equal to that during which delivery is so prevented, hindered or delayed; however, notwithstanding the foregoing, Scotiabank may, if it so chooses, by notice in writing given to the Consignee, advise that it will not make the delivery affected by the force majeure.

Scotiabank shall not be liable for any loss arising on or in connection with any lack of delivery of silver to the Consignee hereunder as a result of moratorium, currency restrictions or changes thereof.

31. Determination. Scotiabank shall have the right to determine at any time, and in its discretion reasonably exercised, as to whether any event, circumstance, or thing envisaged in this Agreement is or would be "material" or "adverse", as such terms are used herein.

32. No Obligation to Deliver or Renew a Consignment. Execution of this Agreement shall not obligate Scotiabank to deliver silver or to renew a Consignment term pursuant to any request that it may receive from the Consignee; nor does it obligate the Consignee to request the delivery of silver. The Consignee shall have no automatic right to obtain the delivery of silver hereunder or to renew a Consignment term despite making the appropriate request and notwithstanding the occurrence or non-occurrence of an Event of Default hereunder. Scotiabank shall have complete discretion to refuse any delivery or renewal request at any time until actual delivery or actual renewal of the Consignment without giving any reason for any such refusal and Scotiabank shall incur no liability in respect of any such refusal.

33. Other Agreements. This Agreement supersedes and shall replace the Silver Lease Agreement between the parties dated April 9, 1996, as amended, which agreement shall terminate and cease to be of effect, with silver held thereunder constituting silver held on consignment under this Agreement.

If the foregoing terms and conditions are satisfactory, please so indicate by executing on the enclosed copy of this letter the form of acceptance and returning it to us on or before May 5, 2006, failing which this offer will expire.

Yours truly,

THE BANK OF NOVA SCOTIA

By: /s/ Zoran Miljkovic

Authorized Officer

By: /s/ Timothy Dinneny

Authorized Officer

ACCEPTED:

Dated: April 7, 2006.

AMI DODUCO, INC.

By: /s/ Drew A. Moyer

Name: Drew A. Moyer

Title: Corporate Secretary

By: /s/ James M. Papada, III

Name: James M. Papada, III

Title: President

Guarantor's Acknowledgment:

Technitrol, Inc. hereby acknowledges that its guarantee in favour of The Bank of Nova Scotia, executed on July 6, 2000, continues in full force and effect with respect to the indebtedness and liabilities of AMI Doduco, Inc., including without limitation, all liabilities of AMI Doduco, Inc. under this Fee Consignment and/or Purchase of Silver Agreement, as same may be amended from time to time.

TECHNITROL, INC.

By: /s/ Drew A. Moyer

Name: Drew A. Moyer

Title: Sr. VP and CFO

By: /s/ James M. Papada, III

Name: James M. Papada, III

Title: CEO